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                                                                      EXHIBIT 21

              ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                             As of December 31, 2002


                                                              State or
                                                             Country of
                     Subsidiary                            Incorporation       % of Ownership      Name Doing Business As
------------------------------------------------------     -------------       --------------      ----------------------
Dish Network Credit Corporation                               Colorado              100%           DNCC
EchoStar Broadband Corporation                                Colorado              100%           EchoStar Broadband
EchoStar Orbital Corporation                                  Colorado              100%           EchoStar Orbital
EchoStar Orbital Corporation II                               Colorado              100%           EchoStar Orbital II
EchoStar DBS Corporation                                      Colorado              100%           EchoStar DBS
EchoStar Engineering Corporation                              Colorado              100%           EchoStar Engineering
EchoStar KuX Corporation                                      Colorado              100%           KuX
EchoStar PAC Corporation                                      Colorado              100%           EchoStar PAC
EchoStar Real Estate Corporation II                           Colorado              100%           EREC II
Kelly Broadcasting Systems, Inc.                             New Jersey             100%           KBS
OpenStar Corporation                                          Colorado              50%            OpenStar
EchoStar VisionStar Corporation                               Colorado              100%           EchoStar VisionStar
Echo Acceptance Corporation                                   Colorado             100%(1)         EAC
Dish Network Service Corporation                              Colorado             100%(1)         DNSC
   f/k/a Dish Installation Network Corporation
Echosphere Corporation                                        Colorado             100%(1)         Echosphere
EchoStar International Corporation                            Colorado             100%(1)         EchoStar International or
                                                                                                   EIC
EchoStar Satellite Corporation                                Colorado             100%(1)         ESC
EchoStar Technologies Corporation                              Texas               100%(1)         EchoStar Technologies or
   f/k/a Houston Tracker Systems, Inc.                                                             ETC
Wright Travel Corporation                                     Colorado             100%(1)         Wright Travel
EchoStar Data Networks Corporation                            Colorado              100%           EchoStar Data Networks or
   f/k/a Media4, Inc.                                                                              EDN
NagraStar LLC                                                 Colorado              50%            NagraStar
Satellite Communications Operating Corporation                Colorado              100%           SCOC
Transponder Encryption Services Corporation                   Colorado              100%           TESC
EchoBand Corporation                                          Colorado              100%           EchoBand
EchoStar UK Holdings                                          Foreign               100%           UK Holdings
Eldon Technology Limited                                      Foreign               100%           Eldon
EIC Spain, Inc.                                               Foreign               100%           EIC Spain

(1) This is a subsidiary of EchoStar DBS Corporation.